Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the three months ended June 30, 2025 (the “Report”) of Kayne Anderson BDC, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Terry A. Hart, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	August 11, 2025

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.